UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2017

Commission file number 1-13163

YUM! BRANDS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2017 (the “Amendment Effective Date”), Pizza Hut Holdings, LLC, KFC Holding Co. and Taco Bell of America, LLC (collectively, the “Borrowers”), each a wholly owned subsidiary of YUM! Brands, Inc. (“YUM” or the “Company”), entered into a Refinancing Amendment (the “Amendment”) to the Credit Agreement, dated as of June 16, 2016 (as amended by the Refinancing Agreement, dated March 21, 2017, the “Credit Agreement”), among the Borrowers, JPMorgan Chase Bank, N.A., as Collateral Agent, Swing Line Lender, an L/C Issuer and Administrative Agent for the Lenders, and the Lenders from time to time party thereto, pursuant to which the Company repriced its existing approximately $500 million Term Loan A facility (the “Term A Loan”) and $1 billion revolving facility (the “Revolving Facility”). The Amendment reduces the interest rate applicable to the Term A Loan and for borrowings under the Revolving Facility by 0.75% to adjusted LIBOR plus 1.50%, with a rate stepdown to adjusted LIBOR plus 1.25% in the event the Total Leverage Ratio is less than 2.75 to 1. The maturity date for the Term A Loan and the Revolving Facility has been extended to June 7, 2022 pursuant to the Amendment. Term A Loan amortization payments will begin one full fiscal quarter after the first anniversary of the Amendment Effective Date, which delays the former amortization schedule by approximately one year. All other material provisions of the Credit Agreement remain unchanged.

The description of the Amendment set forth above is a summary only, is not complete and is qualified in its entirety by reference to the full and complete terms contained in the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Refinancing Amendment No. 2, dated as of June 7, 2017, to Credit Agreement dated as of June 16, 2016, as amended, among Pizza Hut Holdings, LLC, KFC Holding Co. and Taco Bell of America, LLC, as borrowers, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent, Swing Line Lender, an L/C Issuer and Administrative Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: June 8, 2017	/s/ Keith Siegner
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer